Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of April 29, 2010, is made by and between SOKO Fitness & Spa Group, Inc., a Delaware corporation (the “Company”), and each of IDG-Accel China Growth Fund II L.P., a Cayman Islands limited partnership, IDG-Accel China Investors II L.P., a Cayman Islands limited partnership, Guerrilla Partners, L.P., a Delaware limited partnership, Hua-Mei 21st Century Partners, LP, a Delaware limited partnership, and James J. Fuld, Jr. IRA (each an “Investor” and collectively, the “Investors”).

W I T N E S S E T H:

WHEREAS, the Company and the Investors have entered into a Stock Purchase Agreement, dated as of April 29, 2010 (the “Stock Purchase Agreement”), pursuant to which the Investors shall collectively have acquired 3,125,000 newly-issued shares of common stock, par value $0.001 per share, of the Company and shall have the right to potentially be issued up to an additional 1,875,000 newly-issued shares of common stock pursuant to Section 7.1 of the Stock Purchase Agreement (all such shares issued to Investors, collectively, the “Purchased Shares”).

WHEREAS, the parties hereto desire to enter into this Agreement in order to enter into certain arrangements relating to the Company and the Purchased Shares.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Investor and the Company hereby agree as follows:

ARTICLE 1
Definitions

Section 1.01 .  Definitions. The following terms, as used herein, have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Common Stock” means the Common Stock, par value $0.001 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“Equity Securities” means any and all shares of capital stock or other securities of the Company convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form S-1” means a registration statement on Form S-1 under the 1933 Act, or any successor form thereto.

“Form S-3” means a registration statement on Form S-3 (other than on Form S-3ASR) under the 1933 Act, or any successor form thereto.

“Form S-4” means a registration statement on Form S-4 under the 1933 Act, or any successor form thereto.

“Form S-8” means a registration statement on Form S-8 under the 1933 Act, or any successor form thereto.

“Holder” means any Investor and any of its permitted transferees, assignees and successors that beneficially owns any Registrable Securities; provided, however, that any such transferee, assignee or successor shall not be a “Holder” for purposes of this Agreement and shall not be afforded the rights hereunder unless: (a) the Investor making any applicable transfer or assignment of Registrable Securities notifies the Company in writing of such transfer or assignment (which writing shall include the amount of Registrable Securities transferred or assigned and the name, address and other contact information of the transferee, assignee or successor) and (b) such transferee, assignee or successor agrees in writing to be bound by the terms and conditions of this Agreement as a holder of Registrable Securities.

“incur” means, directly or indirectly, to incur, refinance, create, assume, guarantee or otherwise become liable.

“Issuer Free Writing Prospectus” shall have the meaning set forth in Rule 433 under the 1933 Act.

“Prospectus” means the prospectus included in any Registration Statement, including any preliminary prospectus, any final prospectus and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all materials incorporated by reference therein.

“Registrable Securities” means (i) the Purchased Shares (which may be held by one or more, or any Holder(s)) and (ii) any capital stock or other securities which may be issued, converted, exchanged or distributed in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any recapitalization, reclassification, merger, consolidation, exchange or other similar reorganization with respect to that portion of the Purchased Shares deemed Registrable Securities hereunder.  As to any particular Registrable Securities, once issued, such Registrable Securities shall cease to be Registrable Securities when (A) a Registration Statement with respect to the sale by the relevant Holder of such securities shall have become effective under the 1933 Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act, (C) such securities shall have become eligible for sale by the Holder thereof without any volume or manner-of-sale restrictions under Rule 144, or (D) such securities shall have ceased to be outstanding.

“Registration Expenses” means any and all expenses incident to performance of or compliance with Article 2, including (i) all SEC and Stock Exchange registration and filing fees (including, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in FINRA Rule 5120, and of its counsel), (ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities and any escrow fees), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange, (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or “cold comfort” letters required by or incident to such performance and compliance, (vi) the reasonable and documented fees and disbursements of counsel selected pursuant to Section 2.08, up to a maximum of $20,000, (vii) any fees and disbursements of underwriters customarily paid by the issuers, including liability insurance if the Company so desires, and (viii) the reasonable expenses incurred by the Company or any underwriters in connection with any “road show” undertaken pursuant to Section 2.04.

“Registration Statement” means the registration statements required to be filed hereunder, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 under the 1933 Act (or any successor rule).

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

“Stock Exchange” means any of the New York Stock Exchange, the NYSE AMEX, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, and the successors thereof, on which the Common Stock shall be listed.

“2008 Registration Rights Agreement” means the Registration Rights Agreement dated as of April 11, 2008 by and among the Company, Guerrilla Partners, LP, Hua-Mei 21st Century Partners and James J. Fuld, Jr.

Section 1.02 .  Other Capitalized Terms. Capitalized terms used but not defined herein or in Section 1.01 shall have the meanings given to them in the Stock Purchase Agreement.

Section 1.03 .  Other Definitional and Interpretative Provisions.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified.  All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.  “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule.  References to any Person include the successors and permitted assigns of that Person.  References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.  References to “law”, “laws” or to a particular statute or law shall be deemed also to include an and all federal, state, local, foreign or other law, statute, regulation, rule, ordinance, code, convention, directive, order, judgment or other legal requirement.  References to “$” and “dollars” are to the currency of the United States.

Section 1.04 .  Effectiveness of this Agreement.  This Agreement shall have effect as of the Closing unless expressly stated otherwise.  Notwithstanding any other provision to the contrary in this Agreement, this Agreement shall not take effect until the Closing, and in the event the Stock Purchase Agreement is terminated, this Agreement shall be void ab initio.

ARTICLE 2
Registration Rights

Section 2.01 .  Demand Registration. (a) If at any time following but not prior to the close of business on June 29, 2011, the Company shall receive a request from a Holder or Holders holding at least 50% of the Registrable Securities (collectively, the “Demand Holder”) requesting that the Company effect the registration under the 1933 Act of any or all of the Registrable Securities held by the Demand Holder, which notice shall specify the amount and intended method or methods of disposition of such Registrable Securities (each such request shall be referred to herein as a “Demand”), the Company shall, within five days after receiving the Demand, give written notice (the “Request Notice”) of such registration request to all other Holders, and thereupon will, subject to the limitations set forth in Section 2.01(c), as promptly as possible, file (such filing to occur no later than 45 days after the date of the Demand) and thereafter use its commercially reasonable best efforts to cause to be declared effective under the 1933 Act within 90 days after the date of the Demand, a Registration Statement to effect the registration under the 1933 Act of (i) such Registrable Securities which the Company has been so requested to register by the Demand Holder under the Demand and (ii) the Registrable Securities which the Company has been requested to register by written request to the Company by the Holders within ten days after the giving of the Request Notice (which request shall specify the amount and intended method or methods of disposition of such Registrable Securities), all to the extent necessary to permit the disposition (in accordance with the intended method(s) thereof as aforesaid) of the Registrable Securities and such other securities so to be registered.

(b) A registration requested pursuant to this Section 2.01 will not be deemed to have been effected unless: (i) it has been declared effective by the SEC or has otherwise become effective under the 1933 Act and remains effective for not less than 180 days, or, if such Registration Statement relates to an underwritten offering, such longer period as, in the opinion of counsel for the underwriter or underwriters is required by law for the delivery of a Prospectus in connection with the sale of Registrable Securities by an underwriter or dealer; or (ii) it has been filed with the SEC but abandoned or withdrawn at the request of the Demand Holder prior to effectiveness, other than an abandonment or withdrawal requested because of: (A) the stock price of the Common Stock falling 15% or more since the delivery of a request for registration pursuant to this Section 2.01, (B) a material adverse change in the Company’s and the Subsidiaries’ financial condition, business, assets, results of operations and condition (financial or otherwise), taken as a whole, or (D) the discovery of materially adverse, non-public information concerning the Company and the Subsidiaries, taken as a whole.

(c) Notwithstanding anything in this Agreement to the contrary, but subject to Section 2.01(b):

(i) the Company shall not be obligated to file a Registration Statement in respect of a Demand on more than one occasion;

(ii) a Holder may elect to withdraw its Registrable Securities from a Demand registration pursuant to this Section 2.01 at any time, and if all such Holders do so, the Company shall cease its efforts to secure registration; and

(iii) all Demand registrations pursuant to this Section 2.01 shall be on Form S−1, or on Form S-3 if the Company is then eligible to register for resale the Registrable Securities on Form S-3.

Section 2.02 .  Selection Of Underwriters.  If a registration pursuant to Section 2.01 involves an underwritten offering, the investment bankers, underwriters and managers for such registration shall be selected by the Holders of a majority in interest of the Registrable Securities which the Company has been requested to register; provided that such selection of investment bankers, underwriters and managers shall be subject to the reasonable approval by the Company.

Section 2.03 .  Piggyback Registration. (a) Subject to the provisions of this Section 2.03, if the Company proposes to register Equity Securities under the 1933 Act (other than (x) a registration under Section 2.01, (y) a registration on Form S−4 or S−8 or any successor form to such forms), involving the offering of such Equity Securities at any time, whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities of the same class of such Equity Securities for sale to the public under the 1933 Act, it will, at each such time, give prompt written, telephonic or e-mail notice (a “Piggyback Offering Notice”) to the Holders of: its intention to do so, the form on which the Company expects to effect such registration (e.g. Form S-1, Form S-3), the anticipated filing date with the SEC of such registration statement, the anticipated date that the registration statement will be declared or otherwise become effective, whether the offering is to be underwritten, in the case of Form S-3, the anticipated date and time that the offering will be made, and (unless all of the Holders’ Registrable Securities are then registered pursuant to Section 2.01) such notice shall offer the Holders the opportunity to register such number of Registrable Securities as each such Holder may request in writing (a “Piggyback Registration”); provided, however, that if, at any time prior to the close of business on June 29, 2011, the Company proposes to register Equity Securities under the 1933 Act primarily for its own account, the Holders shall not have any right to participate in such registration pursuant to this Section 2.03.  The registration rights provided for in this Section 2.03 are in addition to, and not in lieu of, registrations made pursuant to Section 2.01.

(b) Subject to Section 2.03(c), the Company shall include in such Registration Statement all such Registrable Securities which are requested to be included therein within 10 days after the receipt by such Holder of any such notice.  If at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, (x) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration, and (y) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.  If the offering pursuant to a Piggyback Registration is to be an underwritten offering, then each Holder making a request for its Registrable Securities to be included therein must, and the Company shall make such arrangements with the underwriters so that each such Holder may, participate in such underwritten offering on the same terms as the Company and other Persons selling securities in such underwritten offering.  If the offering pursuant to such registration is to be on any other basis, then each Holder making a request for a Piggyback Registration pursuant to this Section 2.03 must participate in such offering on such basis.  Each Holder shall be permitted to withdraw all or part of such Holder’s Registrable Securities from a Piggyback Registration at any time prior to effectiveness of the Registration Statement.

(c) Subject to the terms hereof providing for the inclusion of Registrable Securities in a Piggyback Registration, if the managing underwriter or underwriters of any proposed underwritten offering of a class of securities included in a Piggyback Registration (or in the case of a Piggyback Registration not being underwritten, the Company) informs the Holders of Registrable Securities sought to be included in such registration in writing that, in its or their opinion, the total amount or kind of securities which such Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the class or classes of the securities offered or the market for the class or classes of securities offered, then the securities of each class to be included in such registration shall be allocated as follows:

(i) first, 100% of the securities that the Company proposes to sell;

(ii) second, and only if all the securities referenced in clause (i) have been included, the number of Registrable Securities of such class that, in the opinion of such underwriter or underwriters (or in the case of a Piggyback Registration not being underwritten, the Company), can be sold without having such adverse effect shall be included therein, with such number to be allocated pro rata among the Holders which have requested participation in the Piggyback Registration (based, for each such Holder, on the percentage derived by dividing (x) the number of Registrable Securities of such class which such Holder has requested to include in such Piggyback Registration by (y) the aggregate number of Registrable Securities of such class which all such Holders and all other Persons who then have right to participate in such Piggyback Registration under the 2008 Registration Rights Agreement have requested to include); and

(iii) third, and only if all of the Registrable Securities referenced in clauses (i) and (ii) above have been included, any other securities eligible for inclusion in such registration shall be included therein.

Section 2.04 . Registration Procedures.  If and whenever the Company is required to effect a registration of any Registrable Securities as provided in this Agreement, the Company will:

(a) promptly prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable best efforts to cause a registration statement with respect to a demand registration pursuant to Section 2.01 to become effective as promptly as practicable;

(b) prepare and file with the SEC such amendments and supplements to such registration statement (including 1934 Act documents incorporated by reference into the registration statement) and the Prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not in excess of 90 days (or such longer period as may be requested by the Holders in the event of a shelf registration statement) and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided that before filing a registration statement or Prospectus or any amendments or supplements thereto in accordance with Section 2.04(a) or this Section 2.04(b) to the extent that doing so will not materially interfere with the timing of the offering (i) the Company will furnish to counsel selected pursuant to Section 2.08 copies of all documents proposed to be filed and (ii) such documents will be subject to the review of such counsel reasonably in advance of any filing to permit a reasonable opportunity to review and comment in light of the circumstances;

(c) use commercially reasonable best efforts to comply with all applicable securities laws in the United States and register or qualify such Registrable Securities covered by such registration in such jurisdictions in the United States as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 2.04(c), it would not be obligated to, subject itself to taxation or qualification as a foreign enterprise in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(d) promptly furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith, including any documents incorporated by reference), such number of copies of the Prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the 1933 Act, and such other similar documents as such seller may reasonably request necessary to facilitate the disposition of the Registrable Securities by such seller;

(e) notify each seller of any such Registrable Securities covered by such registration statement promptly if the Company becomes aware that the Prospectus included in such registration statement, as then in effect, or the registration statement, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(f) otherwise use commercially reasonable best efforts to comply with all applicable rules and regulations of the SEC in connection with its activities hereunder;

(g) (i) use reasonable best efforts to list such Registrable Securities on the Stock Exchange to the extent required by the sellers and (ii) use reasonable best efforts to provide for a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(h) in connection with an underwritten public offering covered by such registration, promptly enter into an underwriting agreement in customary form, which may include indemnification provisions in favor of underwriters and other Persons in addition to, or in substitution for, the provisions of Section 2.07, and take such other actions as the managing underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(i) in connection with an underwritten public offering covered by such registration, promptly obtain a “cold comfort” letter or letters from the Company’s independent public accounts in customary form and covering matters of the type customarily covered by “cold comfort” letters provided to sellers of securities as the seller or sellers of a majority of shares of such Registrable Securities shall reasonably request;

(j) promptly make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with the “due diligence” of such seller or such underwriter with respect to such registration statement, subject to the execution of a mutually acceptable confidentiality agreement;

(k) promptly notify counsel (selected pursuant to Section 2.08) for the Holders of Registrable Securities included in such registration statement and the managing underwriter or agent and confirm such notice in writing (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the Prospectus and any amendments to the Prospectus shall have been filed, (ii) of the receipt of any comments from the SEC, (iii) of any request by the SEC to amend the registration statement or amend or supplement the Prospectus or for additional information and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any Prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

(l) use commercially reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any Prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable;

(m) (i) if requested by the managing underwriter or agent or any Holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder reasonably requests to be included therein, including, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent; and (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

(n) cooperate with the Holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such Holders may reasonably request;

(o) in connection with an underwritten public offering covered by such registration, promptly obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter or agent an opinion or opinions from counsel for the Company in customary form and scope for sellers of securities;

(p) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Stock Exchange;

(q) use reasonable best efforts to make available certain of the executive officers of the Company (which in any event shall include the Company’s chief executive officer) for a ten Business Day period to participate and to cooperate with the Holders of Registrable Securities and any underwriters in any “road shows” or other selling efforts, in each case in the United States, that may be reasonably be requested upon reasonable notice thereof by the Holders in connection with an underwritten public offering covered by such registration.

Section 2.05. Information Supplied.  It shall be a condition precedent to the obligations of the Company to take any action to register the Registrable Securities held by any Holder as to which any registration is being effected that such Holder shall furnish the Company with such information regarding such Holder that is pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request.  Each Holder agrees to promptly furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading.

Section 2.06.Expenses.  Except as provided herein, the Company will pay all Registration Expenses in connection with registrations of Registrable Securities requested pursuant to Sections 2.01 and 2.03.  Each Holder shall pay all underwriting discounts and commissions, broker fees and commissions, and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to any registration statement.

Section 2.07. Indemnification. In the event of any registration of any securities of the Company under the 1933 Act pursuant to Section 2.01 or Section 2.03, to the fullest extent permitted by law, the Company will indemnify and hold harmless each Holder, each Affiliate of such Holder and their respective directors and officers, members or general and limited partners (and the directors, officers, employees, affiliates and each Person who controls such Holder (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) (hereinafter referred to as a “Controlling Person”) of any of the foregoing), and each underwriter, if any, and each person who controls within the meaning of Section 15 of the 1933 Act any underwriter (collectively, the “Seller Indemnified Parties”), against all claims, losses, damages and liabilities, joint or several, actions or proceedings (whether commenced or threatened in writing) in respect thereof (“Claims”) and expenses arising out of or based on: (i)  any untrue statement or alleged untrue statement of a material fact contained in a registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, (ii) any untrue statement or alleged untrue statement of a material fact contained in a Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, or (iii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus prepared by it or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, and the Company will reimburse each such Seller Indemnified Party for any reasonable fees and disbursements of counsel and any other reasonable out-of-pocket expenses incurred in connection with investigating and defending or settling any such Claim; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or alleged untrue statement or omission or alleged omission by such Holder or underwriter but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission is made in such registration statement, Prospectus, or Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use therein; and provided that, the indemnity agreement contained in this Section 2.07(a) shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed).

(b) To the fullest extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the registration statement or Prospectus, severally but not jointly, indemnify and hold harmless the Company and any of its Affiliates, directors, officers and Controlling Persons (collectively, the “Company Indemnified Parties”), against all Claims and expenses arising out of or based on:  (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, (ii) any untrue statement or alleged untrue statement of a material fact contained in a Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made or (iii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, and the Holder will reimburse each such Company Indemnified Party for any reasonable fees and disbursements of counsel and any other reasonable expenses incurred in connection with investigating and defending or settling any such Claim, in each case to the extent, but only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, Prospectus, or Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use therein; provided that the indemnity agreement contained in this Section 2.07(b) shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld or delayed); provided further that in the absence of fraud or other willful misconduct by such Holder, the liability of each selling Holder of Registrable Securities hereunder shall be limited to the net proceeds received by such selling Holder from the sale of Registrable Securities covered by such registration statement.

(c) Promptly after receipt by a Person entitled to indemnification pursuant to this Section 2.07 (an “Indemnified Party”) hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.07, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided that the failure of the Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 2.07, except to the extent that the indemnifying party is prejudiced in any material respect by such failure to give notice.  In case any such action or proceeding is brought against an Indemnified Party, unless in such Indemnified Party’s reasonable judgment, based upon advice of counsel, a conflict of interest between such indemnified and indemnifying parties may exist in respect of such action or proceeding (in which case the Indemnified Party shall have the right to assume or continue its own defense and the indemnifying party shall be liable for any reasonable expenses therefor (but in no event will bear the expenses for more than one firm of counsel for all Indemnified Parties in each jurisdiction who shall, with respect to Seller Indemnified Parties, be approved by the majority of the participating Holders in the registration in respect of which such indemnification is sought), the indemnifying party will be entitled to participate in and to assume the defense thereof (at its expense), jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation and shall have no liability for any settlement made by the Indemnified Party without the consent of the indemnifying party, such consent not to be unreasonably withheld.  No indemnifying party will settle any action or proceeding or consent to the entry of any judgment without the prior written consent of the Indemnified Party, unless such settlement or judgment (i) includes as an unconditional term thereof the giving by the claimant or plaintiff of a release to such Indemnified Party from all liability in respect of such action or proceeding and (ii) does not involve the imposition of equitable remedies or the imposition of any obligations on such Indemnified Party and does not otherwise adversely affect such Indemnified Party, other than as a result of the imposition of financial obligations for which such Indemnified Party will be indemnified hereunder.  An Indemnified Party may not settle any action or proceeding or the entry of any judgment without the prior written consent of the indemnifying party.

(d) (i) If the indemnification provided for in this Section 2.07 from the indemnifying party is unavailable to an Indemnified Party hereunder in respect of any Claim or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Claim or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Party in connection with the actions which resulted in such Claim or expenses, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party under this Section 2.07(d) as a result of the Claim and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any action or proceeding; and (ii) the parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.07(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in clause (i) above.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the parties under this Section 2.07 shall be in addition to any liability which any party may otherwise have to any other party.

Section 2.08.Selection of Counsel.  In connection with any registration of Registrable Securities pursuant to Section 2.01 or Section 2.03, the Holders of a majority of the Registrable Securities covered by any such registration may select one counsel to represent all Holders of Registrable Securities covered by such registration; provided that in the event that the counsel selected as provided above is also acting as counsel to the Company in connection with such registration, a majority of the remaining Holders shall be entitled to select one additional counsel to represent all such remaining Holders.

Section 2.09. No Inconsistent Agreements; No Free Writing Prospectus.  Except for the factual matters disclosed in the SEC Reports, the Company represents and warrants that it is not a party to any legally binding written or oral contract, agreement, note, bond, indenture, mortgage, guarantee, option, lease (or sublease), license, sales or purchase order, warranty, commitment, or other instrument, obligation, arrangement or understanding of any kind which conflicts with or limits or prohibits the exercise of the rights granted to the Holders of Registrable Securities in this Article 2.  Each Holder agrees that, unless it obtains the prior consent of the Company and any such underwriter, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the SEC.

ARTICLE 3
Miscellaneous

Section 3.01 .  Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

if to Investors, to:

IDGVC Partners
Room 616 Tower A COFCO Plaza
8 Jianguomennei Dajie
Beijing 100005
P. R. China
Attention: Mi Zhou
Facsimile No.: 86-10-8512-0225

With a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
26/F, Twin Towers West,
B12, Jian Guo Men Wai Avenue,
Chao Yang District,
Beijing 100022BG
Attention: Howard Zhang, Esq.
Facsimile No.: 86-10-8567-5123

And to:

Guerrilla Partners, L.P.
Hua-Mei 21st Century Partners, LP
James J. Fuld, Jr. IRA
c/o Guerilla Capital Management
237 Park Avenue, 9th Floor
New York, NY 10017
Telephone: 212.692.7692
Fax: (212) 692-7624
Attention: Peter Siris

With a copy (which shall not constitute notice) to:

The Crone Law Group
101 Montgomery Street, Suite 1950
San Francisco, California 94104
Telephone: (415) 955-8900
Facsimile:  (415) 955-8910
Attention:  Mark E. Crone, Esq.

if to the Company, to:

No.194, Guogeli Street
Harbin, Heilongjiang Province
China 150001
Attention: Tong Liu
Facsimile No.: 86-451-8770-5544

With a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP
150 East 42nd Street, 11th Floor
New York, NY 10017
Attention: Barry I. Grossman, Esq.
Facsimile No.: (212) 370-7889

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 3.02. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 3.03.Expenses.  Except as otherwise provided herein (and except as provided in the Stock Purchase Agreement), all expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

Section 3.04. Successors and Assigns; Assignment.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.  This Agreement may not be assigned or transferred without the prior written consent of the other parties, except that this Agreement (i) may be assigned by a Holder so long as the conditions set forth in the definition of “Holder” herein are first complied with and (ii) shall be assigned by the Company in the event of any merger, consolidation or other transaction upon consummation of which the issuer of the Common Stock is an entity other than the Company (such entity, the “Survivor”) to such Survivor, and the Company shall not enter into any such transaction unless and until the Survivor assumes all rights and obligations of the Company hereunder pursuant to a written agreement for the benefit of the Holders (it being understood that if the Survivor is the issuer of the Common Stock and such assumption of the rights and obligations of the Company hereunder occurs by operation of law, that such Survivor shall not be required to execute a written agreement for the benefit of the Holders).

Section 3.05.No Third Party Beneficiaries.  Except as specifically provided in Section 2.07 (with respect to which the Indemnified Parties named therein shall be express, intended third party beneficiaries of such provision), this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the parties hereto or otherwise create any third-party beneficiary hereto.

Section 3.06. Governing Law.  This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

Section 3.07.Jurisdiction.  The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall resolved in accordance with the arbitration provisions set forth in Section 8.7 of the Stock Purchase Agreement.

Section 3.08. WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.09. Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Subject to Section 1.04, this Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto.  Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).  In the event that any signature is delivered by facsimile transmission or other electronic transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or other electronic signature page were an original thereof.

Section 3.10. Entire Agreement.  This Agreement and the Stock Purchase Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

Section 3.11. Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 3.12. Specific Performance.  The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, in addition to any other remedy to which they are entitled at law or in equity.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first set forth above.

COMPANY:
SOKO FITNESS & SPA GROUP, INC.

By:	/s/ Tong Liu
Name: Tong Liu
Title: Chairman & Chief Executive Officer

INVESTORS:

IDG-ACCEL CHINA GROWTH FUND II L.P.

By:	/s/ Simon Ho
Name: Simon Ho
Title: Authorized Signatory

IDG-ACCEL CHINA INVESTORS II L.P.

By:	/s/ Simon Ho
Name: Simon Ho
Title: Authorized Signatory

GUERRILLA PARTNERS, L.P.

By: Guerrilla Capital Management, L.L.C.

By:	/s/ Peter Siris
Name: Peter Siris
Title: Managing Director

[Signature Pages Continue]

HUA-MEI 21ST CENTURY PARTNERS, LP

By: Guerrilla Capital Management, L.L.C.

By:	/s/ Peter Siris
Name: Peter Siris
Title: Managing Director

JAMES J.FULD, JR. IRA

By:	/s/ James J. Fuld
Name: James J. Fuld
Title: Authorized Signatory

[End of Signature Pages to Registration Rights Agreement]